                                                                April 20, 1995



Mr. Steen Kanter
5 Beth Drive
Lower Gwynedd, PA  19002

Dear Steen:

Reference is made to Employment Agreement dated January 11, 1994 between you, as Employee, and us, as the Company (the "Agreement").

It is hereby agreed that the Agreement shall be, and hereby is, amended as follows:

1. Your salary set forth in paragraph 3(a) shall be increased, effective February 1, 1995, from an annual rate of $350,000 to an annual rate of $400,000.

2. On or before May 1, 1995, we shall pay to you a bonus in the amount of $50,000 for services rendered by you to us during fiscal year 1994, as contemplated by paragraph 3(a).

3. On or before May 1, 1996, we shall pay to you a bonus for services rendered and to be rendered during fiscal year 1995 based upon the earnings per share attained by the Company during said fiscal year, as determined by the Company's auditors. The earnings per share attained during said fiscal year, and the corresponding bonus payable to you upon attainment of such earnings per share shall be as follows:

     Earnings per Share                 Amount of Bonus

          $.87                          $ 50,000
          $.88                          $ 75,000
          $.89                          $100,000
          $.90                          $125,000
          $.91                          $150,000
          $.92                          $175,000
          $.93 or more                  $200,000

April 20, 1995
Page 2


4. As set forth in paragraph 3(b) of the Agreement, you were granted an option to purchase 100,000 shares of the Company's Common Stock pursuant to a Stock Option Agreement, the form of which is attached to the Agreement as Exhibit A. In accordance with Stock Option Agreement dated April 13, 1995, you have been granted the option to purchase an additional 75,000 shares of the Company's Common Stock.

5. As set forth in paragraph 3(b) of the Agreement, you were granted an option to purchase 100,000 shares of the Company's Common Stock pursuant to a Stock Option Agreement, the form of which is attached to the Agreement as Exhibit B, subject to the attainment by the Company of minimum earnings per share as set forth in said Exhibit B. Exhibit B attached to the Agreement shall be, and hereby is, deleted, and amended Exhibit B attached hereto shall be, and hereby is, substituted therefor.

6. Except as herein specifically amended, all the terms and conditions of the Agreement shall remain in full force and effect.

Kindly countersign and return to us the enclosed copy of this letter evidencing your Agreement to the foregoing.

                                   LECHTERS, INC.



                                   By:   /s/ Donald Jonas
                                        Donald Jonas
                                        Chairman of the Board


AGREED:



 /s/ Steen Kanter
     Steen Kanter

AMENDED EXHIBIT B

LECHTERS, INC.
             STOCK OPTION AGREEMENT PURSUANT TO  THE
1989 INCENTIVE AND NON-QUALIFIED
         STOCK OPTION PLAN


     THIS CERTIFIES that, pursuant to the Lechters, Inc. 1989 Incentive and Non-Qualified Stock Option Plan annexed hereto as Exhibit A (the "Plan"), Steen Kanter (the "Optionee") was granted a non-qualified stock option (the "Option") to purchase 100,000 shares of Common Stock, without par value ("Common Stock"), of Lechters, Inc. (the "Company") at a price of $11.50 per share, and 75,000 shares of Common Stock at a price of $17.25 per share, subject to and under the terms and conditions set forth herein and in the Plan. Subject to the earlier termination of this Option in accordance with the terms and conditions of this Agreement and of the Plan, this Option will terminate on January 11, 2004 and thereafter will be of no further force or effect. Subject to the terms hereof and of the Plan, the following table indicates the date upon which the Optionee shall be entitled to exercise the indicated installments of this Option (the "Vesting Date"), and the number of share of Common Stock thereupon issuable upon such exercise:

                                   Number of Shares of Common
                                   Stock Issuable Upon Exercise
                                   of the Vested Installment
Vesting Date                       of this Option
                                   @$11.50        @$17.25

May 1, 1996                        20,000         15,000
May 1, 1997                        20,000         15,000
May 1, 1998                        20,000         15,000
May 1, 1999                        20,000         15,000
May 1, 2000                        20,000         15,000

provided, however, that the vesting of each of the foregoing installments will be subject to the achievement by the Company for the immediately preceding fiscal year of minimum earnings per share of Common Stock outstanding (adjusted for stock splits, stock dividends, reverse stock splits, and other similar recapitalizations). The amount of such minimum earnings per share for each fiscal year so to be achieved will be specified by the Stock Option Committee prior to the end of the first quarter of such fiscal year. For fiscal year ending January 27, 1996 the minimum earnings per share shall be $.90.

Earnings per share will be determined conclusively by the Company's accountants and will be based on the weighted average number of shares outstanding during the fiscal year in question. Any installments which do not so vest will terminate and thereafter be null and void.

If the employment of the Optionee is terminated (a) subsequent to the end of a fiscal year in respect of which the Optionee may be entitled to have vested an installment (as provided in the preceding paragraph) but (b) prior to the determination of whether or not such installment has vested (as provided in the preceding paragraph), then such installment of the option will not terminate until the earlier to occur of (y) the date of determination that such installment has not vested (as provided in the preceding paragraph) and (z) 60 days after the date of determination that such installment has vested (as provided in the preceding paragraph).

                                   LECHTERS, INC.



                                   By:  \s\ Donald Jonas
                                        Donald Jonas
                                        Chairman of the Board



AGREED TO:



   \s\ Steen Kanter
   Steen Kanter - Optionee